AMENDED JOBS ACT / REGULATION A OFFERING CIRCULAR[1] THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND THE STATE OF NEW YORK - OFFICE OF THE ATTORNEY GENERAL - INVESTOR PROTECTION UNIT, DO NOT PASS UPON THE MERITS OF OR GIVE APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, OR PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION AND PURSUANT TO REGISTRATION WITH THE STATE OF NEW YORK; HOWEVER, NEITHER THE COMMISSION NOR THE STATE OF NEW YORK HAVE MADE
AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.[2]
Issuing Company: Finger Lakes Region Rural Broadband Company, Inc.
Issuers Representative: Anthony Ramos, President
2426 L'Enfant Square, SE
Suite 100
Washington, D.C. 20020
202-236-3427
tramos@urbroadband.com
DATE OF AMENDED OFFERING CIRCULAR: December 19, 2018
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC: previously qualified.
DESCRIPTION OF SECURITIES: $5,000.00 / $5,000,000.00 common/voting shares /
Tier 1 Regulation A[3]
MATERIAL RISK: THE COMPANY HAS NO OPERATING HISTORY. SEE OTHER RISKS SHOWN IN THIS OFFERING CIRCULAR. MITIGATION OF RISK FACTOR: THREE-DAY RIGHT OF
WITHDRAWAL AFTER SIGNING OF SUBSCRIPTION AGREEMENT.
UNDERWRITERS: none.
DISTRIBUTION SPREAD TABLE*
Asking price to public
	Underwriting discounts and commissions*
	Proceeds to Issuer or to other persons per unit
	Termination date
	Total maximum securities offered
	Total minimum securities offered
	37.5 cents  per share[4]
	Sellers:none other than the Issuer's representative as of this amendment 100% to Issuing company[5]
	Three  years after last qualification date
	18,750,000
	13,333
	*Per Model B instructions, investors are advised as follows: as of this Amended Offering Circular, the Issuer has not retained any third-party sellers, to whom commissions would be paid, and therefore, no cash or any other commissions would be paid as of that date. That said, the Issuer will seek such third-party sellers as they become known, and, upon the retainer of any, this Amended Offering Circular will be amended, and, should it have been already provided to any potential or real investors, will be provided to them as amended, and the link to the full EDGAR file will also be posted on www.urbroadband.com.








TABLE OF CONTENTS


TABLE OF
CONTENTS.......................................................................
............................i-ii


I . FORWARD-LOOKING
STATEMENT DISCLAIMER AND OFFERING SUMMARY.....1-9


II . ITEM 1. SUMMARY INFORMATION,
RISK FACTORS AND
DILUTION.......................................................................
..............................................9-12


III . ITEM 2 . PLAN OF DISTRIBUTION......12-14


IV. ITEM 3 . USE OF PROCEEDS TO ISSUER........14-16


V . ITEM 4. DESCRIPTION OF BUSINESS........16-20


VI. ITEM 5 . DESCRIPTION OF PROPERTY...........21


VII. ITEM 6. DIRECTORS, EXECUTIVE OFFICERS
AND SIGNIFICANT EMPLOYEES...21-33


VIII. ITEM 7. REMUNERATION OF DIRECTORS
AND OFFICERS33

IX . ITEM 8 . SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN SECURITYHOLDERS ...................34-36


X. ITEM 9. INTEREST OF MANAGEMENT
AND OTHERS IN CERTAIN TRANSACTIONS..........36-39


XI. ITEM 10 . SECURITIES BEING OFFERED......39-44


XII. ITEM 11. THIRD-PARTY
SELLERS........................................................................
..45


XIII. ITEM 12. COMPLIANCE - FOREIGN INVESTMENT AND
        NATIONAL SECURITY ACT OF
2007....................................................................45


i






XIV. ITEM 13. ANTI-MONEY LAUNDERING &
       REPORTING OF SUSPICIOUS
ACTIVITY.............................................................46


XV. ITEM 14. ALTERNATIVE PAYMENT METHODS
       WITH
CRYPTOCURRENCY.................................................................
...............46-47


XVI. ITEM 15. REQUEST FOR
       CONTINUING
QUALIFICATION..................................................................
.............47


SIGNATURES.....................................................................
.............................................48
























































ii






SECTION I.




A .  FORWARD-LOOKING STATEMENT DISCLAIMER

This Offering Circular concerns the raising of capital through the sale of common/voting shares, where proceeds will be used in order to invent, obtain patents for, and implement, the next generation blockchain b-commerce operating system, for the mass consumer market. The operating system will process all payments for all companies that accept cryptocurrency in payment for goods and services, and in addition, will integrate interactive advertising on the home screen, plus a new video/social media capability, as well as commercial and private streaming capability, and integrated T.V. programming. A complete mobile operating system will complement the capability.




In addition, proceeds will be used in order to invent, obtain patents for, and implement a completely new face page for all broadband customer accounts, both blockchain and legacy. This face page will, also, be interactive, with a focus on T.V. programming, streaming and interactive ads placement, for a dramatic increase in revenue generation, and sharing with existing broadband companies. Such a face page will allow for the greater expansion of the broadband market, including in rural areas of the United States, a 46 million person consumer market. A complete mobile operating system will complement the capability.




























1


This Offering Circular offers the sale of up to $5,000,000.00[6] in JOBS Act Regulation A - Tier 1 common voting shares at the asking price of 37.5 cents (U.S.) per share, to be issued by Southern Tier Region Rural Broadband Company, Inc. The full SEC electronic file, SEC file number 10456, EDGAR file may be accessed by clicking on the link at the company website: www.urbroadband.com. The principal offices are located at 2426 L'Enfant Square, SE, Suite 100, Washington, D.C. 20020. The phone number for the office is (202) 462-5238.

This forward-looking disclaimer is governed by 15 U.S.C 78u-5(c). The statements in this offering circular may contain forward-looking statements. Such statements relate to future, not past, events. In this context, forward-looking statements often address expected future business and financial performance and financial conditions, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements, by their nature address matters that are, to different degrees, uncertain, including expected cash and non-cash charges, expected income, earnings per share, revenues, organic growth, margins, cost structure, restructuring charges, cash flows, return on capital, capital expenditures, capital allocation or capital structure, and dividends. Particular uncertainties that could cause actual results to be materially different than those expressed in these forward-looking statements, may include obtaining or the timing of obtaining, any required regulatory reviews or approvals, and the ability to reduce costs as the company executes on new
2
technology solutions described herein, installations, changes, and/or variations in law, economic and financial conditions, the impact of conditions in both the blockchain and legacy infrastructure markets.
Further uncertainties may include the inability to maintain a credit rating, and the impact on funding costs and competitive position if the company does not do so, the inadequacy of cash flows and earnings, and other conditions which may affect the ability of the company to pay a dividend or to repurchase shares, which may be affected by their cash flows and earnings, and other factors.
Other uncertainties may include the inability to convert pre-order commitments into orders, the price which the company may realize on orders, since commitments are stated at list prices, customer actions or developments such as cancellations and other factors that may affect the level of demand and financial performance of the customers which the company will serve, the effectiveness of the risk management framework of the company, the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of regulation and litigation, the capital allocation plan of the company, as such plan may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions by the company.
Further, uncertainties may limit the success of the company in integrating acquired businesses and operating joint ventures, their ability to realize anticipated earnings and savings from transactions, to acquire businesses and joint ventures, the impact of potential information technology or data security breaches, and other factors, which are described throughout this offering circular. These or other uncertainties may cause actual future results of the company to be materially different than those expressed in these forward-looking statements. The company does not undertake to update its forward-looking statements.
Public communications uploaded onto the company SEC EDGAR files, and amendments to SEC filings of the company may, also, include certain forward-looking information, and investors should familiarize themselves with the most recent EDGAR filings.






3
The securities offered herein are speculative securities. Investment in the securities involves significant risk, and during this Reg. A qualification stage, investors may resell 100% of the shares after a period of one year. Investors may resell 30% of the shares immediately, and the remaining 70% after a period of one year after purchase. The investor should purchase these securities only if the investor can afford a complete loss of the investment.


No Federal or State securities commission has approved, disapproved, endorsed, or recommended this offering. The investor should make an independent decision whether this offering meets the investment objectives and financial risk tolerance level of the investor. No independent person has confirmed the accuracy or truthfulness of this disclosure, nor whether it is complete. Any representation to the contrary is illegal. Furthermore, these authorities have not passed upon the accuracy or adequacy of this offering circular. Any representation to the contrary is a criminal offense.

This offering circular contains all of the representations by the company concerning this offering. No person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information, not expressly set forth in this offering circular.


In making an investment decision, investors must rely on their own examination of the company and the terms of the offering, including the merits and risks involved.


All offers and sales must be officially made by the Issuer's Representative, while physically present in the State of New York.















4












This offering is classified as an alternative asset. The alternative asset market has a large sales sector in the IRS-regulated self-directed IRA and solo 401k industry. Custodians and sellers in those sectors may sell their products, which may include the offering in this offering circular. Such sales may take place because this offering has already been qualified.[7] Any such incorporation in such products, pursuant to the regulations governing Reg. A, however, will be designated as having been accomplished by a 'finder.' Pursuant to said regulations, up to $1,501,501.00[8] of the $5 million of this Reg. A Tier 1 offering amount will be included in such products. By separate rule, with respect to underwriters, $1,501,501.00[9] of this offering, may also be sold, but such underwriters must designate whether, at the time of their retainer, such will be retained on either a take and pay, or on a best efforts basis. The company will pay a commission and/or other remuneration to the






5
the third-party sellers, including but not limited to shares for services for promotional efforts. The company will not pay a commission, however, to the custodians and sellers in the self-directed IRA and solo 401k sector.
There is only one class of shares: common/voting.
No person has been authorized to give any information or to make any representations other than those contained in in this offering circular, and, if given or made, such information or representations must not be relied upon as having been authorized by the company.

The investor should consult with any attorneys, accountants, cryptocurrency payment processing consultants or sellers, and other professional advisors as to the legal, tax, accounting, cryptocurrency conversion and payment processing, and other professionals, concerning the consequences of an investment in the company.
B.  OFFERING CIRCULAR SUMMARY

        The company seeks to raise $5 million[10] in order to fund the invention of, patenting, and implementation of an original, and first, blockchain/cryptocurrency operating system for the mass consumer market. The operating system will process all payments for all companies that accept cryptocurrency in payment for goods and services, and in addition, will integrate interactive advertising on the face page, plus a new video/social media capability, as well as commercial and private streaming capability, and integrated T.V. programming. A complete mobile operating system will complement the desktop version of the operating system.


6
Funding proceeds will, In addition, be utilized in order to fund the invention of, patenting, and implementation of an original and first, current technology face page for all broadband customer accounts, both blockchain and legacy. This face page will, also, be interactive, with a focus on T.V. programming, a social media component with a combined streaming and text feature, streaming and interactive ads placement, for a dramatic increase in revenue generation, and sharing with existing broadband companies. Such a face page will allow for the greater expansion of the broadband market, including in rural areas of the United States, a 46 million person consumer market. A complete mobile operating system will complement the desktop version of the operating system.


This summary highlights information contained elsewhere in this Amended Offering Circular. This summary is not complete, and does not contain all of the information that the investor should consider before investing. The investor should carefully read the entire Amended Offering Circular, especially concerning the risks associated with the investment in the securities covered by this Amended Offering Offering Circular, and discussed throughout this document.
        This Amended Offering Circular concerns only the company, Southern Tier Region Rural Broadband Company, Inc., a New York corporation.[11] Any purchase of shares, pursuant to this Amended Offering Circular, will result in a distribution of shares only from Southern Tier Region Rural Broadband Company, Inc.




7




Investor proceeds, pursuant to SEC directive, will be a part of an enterprise with the four companies shown in footnote 10 of this amended offering circular. Such a structure will allow the company to benefit by sharing expenses for technology agnostic project components with the other three companies shown in the footnote. Each of the four companies will only pay a proportional share, twenty-five percent, one fourth divided by four companies, for such technology agnostic components.[12]
In other instances, the company will use the technology inventions in its own project areas. The technology, particularly the face page technology, will be integrated, as much as possible, into the broadband offerings of the existing broadband companies which currently serve the areas with broadband. For unserved areas, all of the technology will be integrated into new hardware infrastructure, much like any current broadband install. The company, however, will make project installs only in census blocks that are deemed 'unserved' for rural broadband by the Federal Communications Commission (FCC) and by the States in which they are located.[13]














8
Some of the statements in this amended offering circular are forward- looking statements.
Investing in the company is not without risks, and there is no guarantee of a return on investment. The subscription agreement gives the company the sole discretion in applying any amounts that it receives from an investor. If the company becomes subject to a bankruptcy or similar proceeding, a holder of a security will have a general unsecured claim against the company that, may or may not be limited in recovery.
        The statement of cash flow set forth below with respect to the period from November 30, 2015 to the present, based on a calendar year reporting, is derived solely from the company's banking statements, which are not audited, and have not been reviewed by any person in the bookkeeping or accounting sectors.
Statement of Cash Flows
For the Period 12/19/2016 to 12/19/2018


Cash flow from operating activities - net income
              0

Cash provided by/used in operating activities
                0


Net increase in cash
                               0


Cash on hand on December 19, 2018
               0






SECTION II.
ITEM 1.
 SUMMARY INFORMATION, RISK FACTORS, RISK
 MITIGATION FACTORS, DILUTION AND MATERIAL DISPARITIES


        A. Summary Information:


Investing in the company involves a high degree of risk. In deciding whether to purchase shares, the investor should carefully consider the following risk factors and additional information about the risks associated with the investment that may be




9
contained throughout this Amended Offering Circular. Any of the following risks could have a material adverse effect on the value of the shares purchased, and could cause the investor to lose all or part of the initial investment, or could adversely affect any future value which the investor expects to receive on the shares. Only investors who can bear the loss of their entire investment amount should purchase shares.

        B. Risk Factors:


1. Statements of future forecasts, projections and expectations are not statements of returns on investment.




2 . Market penetration may not be immediate.


Company officials have technology teams in place in order to invent and make patent applications for the blockchain operating system and for the broadband face page. Company officials anticipate immediate marketing campaigns for those products, but there may be a short period of beta activation testing while such marketing is proceeding.




3 . The Company has no operating history.




                4 . Sales of shares will be restricted in accordance with Regulation A, as amended. 30% of shares purchased may be resold immediately, the remaining 70% after one year.




C . Risk Mitigation Factors.




1 . three-day right of withdrawal - the cooling off period.


The subscription agreement provides for a three-day cooling off period for its cancellation by the subscriber, plus a waiver of the three-day cooling off period. For investors who are processing payment of shares with cryptocurrency, the cooling off period applies. In addition, investor cryptocurrency proceeds will be received into the company wallet only upon authorized placement of same from a cryptocurrency exchange escrow account.


10
2. meetings with the Issuers representative on matters outside the offering circular.


Investors should rely solely on the information contained in Form 1-A, and in this Amended Offering Circular.


3. stock class: common/voting not restricted shares;


4 . distribution: see, Item 2., below.




D . Dilution.


69W-200.001 Definitions.[14]


....(13) Dilution for purposes of paragraph 69W-700.015(2)(b), F.A.C., shall be determined by subtracting the maximum sales commissions and expenses set forth in the prospectus from the gross proceeds of the offering and adding the net worth prior to the offering. Divide this sum by the total number of shares to be outstanding at the conclusion of the offering to determine book value. Subtract the book value from the proposed offering price and divide the result by the proposed offering price to arrive at the percentage of dilution. For the purpose of calculating dilution or book value, intangible assets such as patents, copyrights, franchises, trademarks, operating rights and goodwill are deducted from total assets.


Dilution Formula:


NP = Gross Proceeds minus Maximum Sales Commissions and Expenses
NW = Net Worth prior to the offering
TS = Total Number of shares to be outstanding after a successful offering BV = Book Value
OP = Offering Price








11


Example:
                            NP + NW
                           ________             =               BV
                                  TS

                             OP  BV
                          _________  =   Dilution
                                  OP



E . Material disparities:


There is no material disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons as of the time of this offering circular, and there has been none in the past three years.


        Further, the Issuers representative, and its officers and directors, which includes the Issuers representative, do not anticipate any such material disparity, or discount.


With respect to third-party sellers and affiliated persons, the Issuer has not discussed this issue, and unless it is raised by such persons, does not plan to so discuss. In this manner, the Issuer may maintain the required one class/one price formula.


SECTION III.


ITEM 2.


PLAN OF DISTRIBUTION - ALL SHARES TO LAND IN THE HANDS OF THE INVESTOR, OR, IN THE CASE OF 'TAKE AND PAY' UNDERWRITERS, IN THE HANDS OF SAID UNDERWRITERS


                A . Underwriters.


The primary distribution, is, with the exception of 'take and pay' underwriters, for all shares to land in the hands of the investor directly from the Issuer's New York State authorized dealer, Mr. Ramos. Shares purchased from 'take and pay' underwriters will land in the hands of the underwriters, who will then distribute them to the purchasers.




12


There are no current underwriters retained.

                B . Discounts and commissions.


There are no agreements for discounts and commissions;


C. Plan of distribution.


No third-party sellers have been retained.


Distribution, except for 'take and pay' underwriters, of shares will land in the hands of the investor upon the consummation of the subscription agreement, with the signature of the company's dealer, Mr. Ramos, while physically located in the State of New York. With respect to 'take and pay' underwriters, shares will land in the hands of the investor from the underwriter.


There are no secondary offering agreements, contracts, or any other relations with any persons or companies for other than the receiving of offers of up to the first $1,501,501.00[15] by authorized and regulated sellers, or for the receipt of any referrals by 'finders' of potential investors by the company dealer, acting in such capacity, while physically in the State of New York.


        D.  No shares offered or sold on account of securities holders.


No shares will be offered or sold on account of securities holders.




13




                E. Restrictions on amounts of funds raised, threshold requirements for achieving funds limit, and requirements of return of funds.


The minimum for this offering is $5,000.00 and the maximum is $5 million. In other words, a total of $5,000.00 must be received before such proceeds may be used. Further, a total of $5 million is the maximum that may be raised in this offering. At that time, the offering will be closed, and a final report made to the SEC.


        Upon a subscriber exercising the rights under the three-day cooling off period, all funds will be returned to the investor.




SECTION IV.


ITEM 3 .


USE OF PROCEEDS TO ISSUER


                A . The use of proceeds.


        Proceeds will be used in order to fund the invention of, patenting, testing, marketing, and implementation of an original, and first, blockchain/cryptocurrency operating system for the mass consumer market. The operating system will process all payments for all companies that accept cryptocurrency in payment for goods and services, and in addition, will integrate interactive advertising on the face page, plus a new video/social media capability, as well as commercial and private streaming capability, and integrated T.V. programming. A complete mobile operating system will complement the desktop version of the operating system.


        Funding proceeds will, In addition, be utilized in order to fund the invention of, patenting, testing, marketing, and implementation of an original and first, current technology face page for all broadband customer accounts, both blockchain and legacy. This face page will, also, be interactive, with a focus on T.V. programming, a social media component with a combined streaming and text feature, streaming and interactive ads placement, for a dramatic increase in revenue generation, and sharing with the broadband companies. Such a face page will allow for the greater expansion of the broadband market, including in rural areas of the United States, a 46 million person consumer market. A complete mobile operating system will complement the desktop version of the operating system.


14


                C . The business operations and the investment opportunity.


        Company officials are experienced business persons, and, together, have prepared the companies for the immediate implementation of a business plan, which includes essential and immediate marketing of the inventions, as well as for the inventions and patent applications for same. The company could have a version of the operating system up and running within 60 days of significant funding. A version of the broadband face page could be achieved, and marketing to existing broadband carriers, within 30 days of significant funding.


Theodor's first b-commerce solution will be 'wallet' functionality. Wallet functionality is one of the required consumer access points to the blockchain. At present, on www.cryptoindex.co, there exist as many as 200 stand alone 'wallet-only' companies. Among the other, approximately, 1,300 blockchain companies, in order to access any products and services, each has their own wallet. Achieving b-commerce contracts with all of those companies, and others still using legacy technology, will be an immediate priority, and a sales and marketing team will be created and retained specifically for this function.


        Corporate and patent counsel, and patent writers and experts at making applications for patents, would protect the proprietary technology of the company. Other necessary professional staffing, attorneys, accountants and auditors, for example, would be retained.


D . Other funds to be used.


        There are no other funds to be used.


E . No proceeds to be used to discharge indebtedness.


The company carries no debt, and therefore, no proceeds would be used to discharge any indebtedness.


E . No proceeds to be used to acquire non-project assets.


With the exception of assets acquired in the ordinary course of business for the projects, there will be no other use of the proceeds.






15




        F .  Reservation of right to change use of proceeds.


        The company anticipates no changes to the use of proceeds;


G. Compliance with 17 CFR 230.251[16], as amended;


The company has no plans and no business plan, or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.


This being said, it becomes important to the investor to know that certain mergers and acquisitions will be accomplished in the course of the business. Chief among such will be, likely, the acquisition by the company, of some of the merchant services nascent blockchain companies. Such acquisitions become necessary, because those companies have not emerged from the theoretical stage, have no plans to emerge from such, but have a good technology component, by which to achieve added features to both systems, and to acquire patents for such features


The potential for the acquisition of certain blockchain media and T.V. companies, will, in addition, be a priority.


SECTION V.


ITEM 4 .


DESCRIPTION OF BUSINESS




        A . Business done and intended to be done.


The company will invent, patent, market and implement the first blockchain operating system for the mass consumer market.


In addition, the company will invent, patent, market and implement an interactive face page for broadband providers, allowing for a significant addition to revenue generation, and thus leading to significant expansion of broadband in areas currently unserved by broadband.




16


        B . The principal products produced and services rendered and the principal market for and method of distribution of such products and services.


Technology advances will be achieved in three areas:


                        1. b-commerce, which is merchant services for blockchain;


                        2 . media distribution services for blockchain, and;


                        3. advertising placement and space on the blockchain operating system.


C . The status of a product or service, if the issuer has made public information about a new product or service which would require the investment of a material amount of the assets of the issuer or is otherwise material.


        Company executives are experienced in business, and thus, have prepared for the inventions to be made public, and, therefore, marketed, immediately upon significant funding. Such, in what will be, eventually, an extremely competitive market, is an absolute necessity for project success.


The teams for the inventions of both the operating system and the face page, are in place and, upon funding, will, immediately, commence with the inventions and implementation. Patent graphics designers and lawyers will, immediately, codify the inventions and obtain patents.


D . The estimated amount spent during each of the last two fiscal years on company-sponsored research and development activities determined in accordance with generally accepted accounting principles.


        There are no 'generally accepted accounting principles' which apply to this project at the present time for this subsection. The company pioneers, primarily Mr. Ramos, have spent approximately 90% of their time, during the past two years, on research and development, all of such uncompensated.




17



E . The estimated dollar amount spent during each of such years on material customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services or techniques.


        The company has spent no funds, but rather has relied upon the resources of their members, and of company pioneers. All company officials have been, and continue to be, self-funding for their own expenses.




                F . The number of persons employed by the issuer.


        Company members, and other pioneers, continue to provide services for the company.




G . The material effects of compliance with environmental regulations.


        There are no material effects of compliance with environmental regulations.




H . Distinctive or special characteristics of the Issuers operation or industry which may have a material impact upon the issuers future financial performance.


                        1. dependence on one or a few major customers or suppliers, which may have a material impact on the issuer's future financial performance.


                        Blockchain technology is, by definition, decentralized, and not dependent upon a few major customers or suppliers. At present, in fact, broadband is dependent upon a few major suppliers, and such has resulted in a significant disincentive for expansion of systems. With the invention of the blockchain operating system, and also of the blockchain face page, such incentive-limiting dependence will be significantly reduced.










18




                2 . existence of probable government regulation.

                Government regulation of Theodor and Theodor mobile, is not yet known, because there exists no other such invention for b-commerce at the present time. This being said, company officials maintain a regular monthly reporting with Members of Congress who sit on technology committees for the House and Senate, and, in addition, with Members of Congress and other local elected officials and stakeholders in the project regions, on all phases of company progress.


Company officials anticipate providing Congressional testimony on Theodor. In addition, company officials are in the process of identifying relevant committees of the European Union. Such identification will follow with outreach to the Members of those committees, so as to avoid running afoul of any such regulations, to the extent that any exist, or may exist in the future.


The company will maintain a permanent presence in Washington, D.C. This office will likely be the world headquarters, and will have as its primary function, government relations and regulatory compliance. Staff consisting of in-house counsel and in-house lobbyists, together with executive level tasks will be accomplished at this office.


                3 . material terms of contracts.


Material terms of contracts are not yet known, because none have been entered into, pending investor proceeds.



                4 . unusual competitive conditions in the industry.


                Theodor and mobile Theodor will advance blockchain and cryptocurrency technology for commercial purposes, and not for speculative purposes. Company officials believe that, although there exist more than 1,300 blockchain companies, there are none which have entered into the mass consumer market. Company executives believe that, with inventions, those companies may be brought into such mass market, through the operating system, Theodor.




19






        I . The Issuer's plan of operation for the twelve months following this Amended Offering Circular;


                The company is prepared to, immediately, commence operations for the invention of the first components of Theodor, and the broadband face page. Patent protection will begin immediately. Media and marketing will, also, begin at the same time as the technology teams proceed with the inventions, and a version of Theodor will be up and running within 60 days of significant funding. A version of the broadband face page will be up and running within 30 days of significant funding.


J . Proceeds from the offering to project cash requirements and whether, in the next six months, it will be necessary to raise additional funds.


Company officials must raise $1.2 million, before they will begin to implement any of the items for the plan of operation.


        Significant sales and marketing, particularly of the face page component, but also of b-commerce payment contracts with the blockchain companies, will allow the company to being generating revenue immediately. Company officials do not, therefore, anticipate any cash calls from investors.


K . Any engineering, management or similar reports.


        There are no such reports to provide at this time.




        L . Segment Data.


The company is not of the size that would yield any segment data.
























20
SECTION VI.


ITEM 5.


DESCRIPTION OF PROPERTY




        Chief among any property to be held, will be the intellectual property encompassed within patents.


In addition, and to the extent profitable, the company will purchase companies, where expansion could be enhanced, and/or patents obtained from said purchase, both from the blockchain sector and the broadband sector.






SECTION VII.


ITEM 6 .


DIRECTORS, EXECUTIVE OFFICERS


AND SIGNIFICANT EMPLOYEES




                        A . DIRECTORS



Tony Ramos - Board Chair


Age: 63


Term of Service in Office: 3 years, but an original founding member since 2009.


Procedure for selection: shareholder vote.












21
David J. Karre, M.L.S. -  Vice Chair


Age: 68


Term of Service in Office: 3 years, but an original founding member since 2009.


Procedure for selection: shareholder vote.




Thomas A. Burke, Esquire, Voting member


Age: 57


Term of Service in Office: new director but an original founding member since 2009.


Procedure for selection: shareholder vote.




Greg Ramos, Voting member


Age: 61


Term of Service in Office: new director but an original founding member since 2009.


Procedure for selection: shareholder vote.




Frederick A.  Ench, Voting member


Age: 67


Term of Service in Office: new director but an original founding member since 2009.


Procedure for selection: shareholder vote.














22
Olekanma A. Ekekwe, Esquire, voting member


Age: 46


Term of Service in Office: new director but an original founding member since 2009.


Procedure for selection: shareholder vote.






B . EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES


Tony Ramos, President


David J. Karre, M.B.A., M.L.S., Vice President


Frederick A. Ench, Secretary


Olekanma A. Ekekwe, Esquire, Treasurer






        C . FAMILY MEMBERS


There are no officers, directors or significant employees who have family members in any such corresponding position, or who have any controlling voting interest over such persons. Greg Ramos is the brother of Tony Ramos. The two do not share the same house, or live in the same State.


























23


D . BUSINESS EXPERIENCE


Experience and principal occupations, employment and business experience (5 years):


Tony Ramos


Dates of employment                        Title
Company                   Duties
______________________________________________________________________
March 1, 2009-present                        Founder & President
RBC companies                Start up



                                                                       and run


companies
January 29, 2017-present                        President &
                                                                  Board Chair
                          FLR                           President

                                                                      & Board

                                                                      Chair
Supplemental: Leader. Third generation self-made entrepreneur. Qualified dealer by the State of New York for Western Gateway Region Rural Broadband Company, Inc., and Finger Lakes Region Rural Broadband Company, Inc. Member of the elite professional political sector in Washington, D.C. of originators of Congressional legislation. Top tier fundraiser. Member of the elite professional political sector in Washington, D.C., of originators of significant political policy/action campaigns. Writer and Issuer of JOBS Act offerings, filings and shares.




Additional information:


        a ) the amount of securities of the Issuer held by the person as of the thirtieth day before the filing of the registration statement:


Mr. Ramos holds no shares in FLR;


         b ) the amount of securities covered by the registration statement to which the person has indicated an intention to subscribe:


Mr. Ramos intends no subscription to the shares;








24
c ) a description of any material interest of the person in any material transaction with the issuer or a significant subsidiary effected within the previous three years or proposed to be effected:


Mr. Ramos has a significant material interest, as the majority shareholder of the parent company, Rural Broadband Company, Inc. (RBC) in all facets of FLR. He does not, however, hold any contracts with FLR, and, in addition, RBCs shares are exactly like those of the other shareholders: common/voting;



d ) the estimated remuneration to be paid during the next 12 months, directly or indirectly, by the Issuer and all predecessors, parents, subsidiaries, and affiliates of the Issuer:


The Issuer, FLR, its parent, RBC, and its sister companies, all intend to pay Mr. Ramos according to a formula that will be created by a professional compensation specialist, reviewed and adopted by the boards of all of the companies, and then disbursed according to that formula. All of the founding members will participate, but, as of yet, no such discussions have been held.


FLR and the other companies, do, however, wish to inform investors that such compensation, in exchange for more than nine years of dedicated, and largely uncompensated service, will be made and is deserved by the founders.




David J. Karre, M.B.A., M.L.S.




Dates of employment                        Title
Company                   Duties
______________________________________________________________________
March, 2009-present                                Founder/Officer/Director
RBC Companies                   Founder


March 1, 2012-present                        CEO (now retired)        Four
County                        CEO
                                                                Library System


February 1, 2017- present                Vice President                Finger
Lakes
                                                                  Vice Chair of
                 Region Rural
                                                                  the Board
                  Broadband

                         Company, Inc.                   V.P. & Vice

                                                                   Chair






25
Supplemental:Company pioneer. Founding member, 2009. Leader. Former Chief Executive Officer of large, rural library system in New York, 42 libraries. Achieved annual budget allocations from the New York budgetary process in excess of $30 million, for more than 20 years. Master of Business
Administration and Master of Library Science degrees.


Additional information:


        a ) the amount of securities of the Issuer held by the person as of the thirtieth day before the filing of the registration statement:


Mr. Karre holds 11,765 shares in FLR;




 b ) the amount of securities covered by the registration statement to which the person has indicated an intention to subscribe:


Mr. Karre intends no subscription to the shares;


        c ) a description of any material interest of the person in any material transaction with the issuer or a significant subsidiary effected within the previous three years or proposed to be effected:


Mr. Karre has a significant material interest, as a founding shareholder in all facets of FLR. He does not, however, hold any contracts with FLR, and, in addition, his shares are exactly like those of the other shareholders: common/voting;


        d ) the estimated remuneration to be paid during the next 12 months, directly or indirectly, by the Issuer and all predecessors, parents, subsidiaries, and affiliates of the Issuer:


The Issuer, FLR, its parent, RBC, and its sister companies, all intend to pay Mr. Karre according to a formula that will be created by a professional compensation specialist, reviewed and adopted by the boards of all of the companies, and then disbursed according to that formula. All of the founding members will participate, but, as of yet, no such discussions have been held.






26
FLR and the other companies, do, however, wish to inform investors that such compensation, in exchange for more than nine years of dedicated, and largely uncompensated service, will be made and is deserved by the founders.




Thomas A. Burke, Esquire


Dates of employment                        Title
Company                   Duties
______________________________________________________________________


March 1, 2009 - present                Founder/officer/director           RBC
founding companies    officer/director


January 29, 2017                Voting Board Member                        FLR
                 Voting Board

                                                                  Member
March 1, 2012 - present            Attorney[17]


Supplemental: Company pioneer. Founding member, 2009. Significant experience with government procurement. Has secured more than $10 million in rural medical technology grants from the State of New York.


Additional information:


        a ) the amount of securities of the Issuer held by the person as of the thirtieth day before the filing of the registration statement:


Mr. Burke holds no shares in FLR. This said, FLR intends to provide to him certain shares for services, as it has done for other officers and directors;


         b ) the amount of securities covered by the registration statement to which the person has indicated an intention to subscribe:


Mr. Burke intends no subscription to the shares;


        c ) a description of any material interest of the person in any material transaction with the issuer or a significant subsidiary effected within the previous three years or proposed to be effected:






27
Mr. Burke has a significant material interest, as a founding member in all facets of FLR. He owns shares in our other companies. He does not, however, hold any contracts with FLR;


d ) the estimated remuneration to be paid during the next 12 months, directly or indirectly, by the Issuer and all predecessors, parents, subsidiaries, and affiliates of the Issuer:


The Issuer, FLR, its parent, RBC, and its sister companies, all intend to pay Mr. Burke according to a formula that will be created by a professional compensation specialist, reviewed and adopted by the boards of all of the companies, and then disbursed according to that formula. All of the founding members will participate, but, as of yet, no such discussions have been held.


FLR and the other companies, do, however, wish to inform investors that such compensation, in exchange for more than nine years of dedicated, and largely uncompensated service, will be made and is deserved by the founders.


Olekanma A. Ekekwe, Esquire


Dates of employment                        Title
Company                   Duties
______________________________________________________________________


March 1, 2009 - present                             Founder/Director
     RBC companies           Consultant/

                                                                     Voting

                                                                     Board

                                                                     Member


January 29, 2017                                         Corporate
                                                  Corporate
    Treasurer
Treasurer &
     & Voting
Voting
     Board
Board



                                                                      Member
                                                             Member


March 1, 2012 - present                     Attorney[18]




Supplemental: Company pioneer. Founding member, 2009. Litigator. Significant experience in corporate governance. Realtor.






28
Additional information:


        a ) the amount of securities of the Issuer held by the person as of the thirtieth day before the filing of the registration statement:


Ms. Ekekwe holds no shares in FLR. This said, FLR intends to provide to her certain shares for services, as it has done for other officers and directors;


 b ) the amount of securities covered by the registration statement to which the person has indicated an intention to subscribe:


Ms. Ekekwe intends no subscription to the shares;


        c ) a description of any material interest of the person in any material transaction with the issuer or a significant subsidiary effected within the previous three years or proposed to be effected:


Ms. Ekekwe has a material interest, as a trustee for escrow funds, pursuant to an escrow agreement. She owns no shares of any of the companies;


d ) the estimated remuneration to be paid during the next 12 months, directly or indirectly, by the Issuer and all predecessors, parents, subsidiaries, and affiliates of the Issuer:


The Issuer, FLR, its parent, RBC, and its sister companies, all intend to pay Ms. Ekekwe according to a formula that will be created by a professional compensation specialist, reviewed and adopted by the boards of all of the companies, and then disbursed according to that formula. All of the founding members will participate, but, as of yet, no such discussions have been held.


FLR and the other companies, do, however, wish to inform investors that such compensation, in exchange for more than nine years of dedicated, and largely uncompensated service, will be made and is deserved by the founders.















29
Frederick A.  Ench, Independent Consultant on Issues of Native American Policy


Dates of employment                        Title
Company                   Duties
______________________________________________________________________


March 1, 2012 - present                     Independent Consultant
  Self                Consultant on

                                                              Issues of Native

                                                              American Policy
January 29, 2017                        Secretary & Voting Board
                                                             Member
                             FLR                  Corporate

                                                               Secretary &

                                                               Voting Board

                                                               Member



Supplemental: Significant professional experience on issues of planning, organization and funding for Native American regions and lands. Has achieved more than $30 million in grant funding on behalf of Native American Government institutions and agencies.


Additional information:


        a ) the amount of securities of the Issuer held by the person as of the thirtieth day before the filing of the registration statement:


Mr. Ench holds no shares in FLR. This said, FLR intends to provide to him certain shares for services, as it has done for other officers and directors;



 b ) the amount of securities covered by the registration statement to which the person has indicated an intention to subscribe:


Mr. Ench intends no subscription to the shares;


        c ) a description of any material interest of the person in any material transaction with the issuer or a significant subsidiary effected within the previous three years or proposed to be effected:


Mr. Ench has no significant material interest in FLR. He owns no shares in any of the companies, including in FLR. He does not hold any contracts with any of the companies, including FLR;






30
d ) the estimated remuneration to be paid during the next 12 months, directly or indirectly, by the Issuer and all predecessors, parents, subsidiaries, and affiliates of the Issuer:


The Issuer, FLR, its parent, RBC, and its sister companies, all intend to pay Mr. Ench according to a formula that will be created by a professional compensation specialist, reviewed and adopted by the boards of all of the companies, and then disbursed according to that formula. All of the founding members will participate, but, as of yet, no such discussions have been held.


FLR and the other companies, do, however, wish to inform investors that such compensation, in exchange for largely uncompensated service, will be made and is deserved.


Greg Ramos, CWO4, Army (Ret.), Large Project Consultant


Dates of employment                        Title
Company                   Duties
______________________________________________________________________


March 1, 2009 - present                              Founder            RBC
founding companies                   Consultant


January 29, 2017                                       Voting
         FLR                                       Voting
                                                                   Board
                                                                    Board
                                                                   Member
                                                                Member


March 1, 2013 - present                          Consultant         Par Steel
Shelving &

             Equipment Co.                                 Consultant




Supplemental: Company pioneer. Founding member, 2009. United States Army (Retired after 25 years of service) Significant experience in large scale military and civilian outdoor project organization and implementation.


Additional information:


        a ) the amount of securities of the Issuer held by the person as of the thirtieth day before the filing of the registration statement:


Mr. Ramos holds no shares in FLR. This said, FLR intends to provide to him certain shares for services, as it has done for other officers and directors;




31
b ) the amount of securities covered by the registration statement to which the person has indicated an intention to subscribe:


Mr. Ramos intends no subscription to the shares;


        c ) a description of any material interest of the person in any material transaction with the issuer or a significant subsidiary effected within the previous three years or proposed to be effected:


Mr. Ramos has no significant material interest in FLR. He owns no shares in FLR. He does not hold any contracts with any of the companies, including FLR;


d ) the estimated remuneration to be paid during the next 12 months, directly or indirectly, by the Issuer and all predecessors, parents, subsidiaries, and affiliates of the Issuer:


The Issuer, FLR, its parent, RBC, and its sister companies, all intend to pay Mr. Ramos according to a formula that will be created by a professional compensation specialist, reviewed and adopted by the boards of all of the companies, and then disbursed according to that formula. All of the founding members will participate, but, as of yet, no such discussions have been held.


FLR and the other companies, do, however, wish to inform investors that such compensation, in exchange for the more than nine years of dedicated, and largely uncompensated service, will be made and is deserved by the founders.



E . Involvement in certain legal proceedings


1 . Bankruptcy or State insolvency:


There are no members of the group who have been involved in such proceedings.




2 . Criminal proceedings:


There are no members of the group who have been involved in any material proceedings.






32
3 . Other legal proceedings:


FLR is involved in no other legal proceedings.


4 . Policy proceedings:


Technology advances, including the invention of Theodor, now require that the company expand its government relations efforts, for both the United States and the European Union. Company officials intend an accelerated effort at orientation, both as to technology solutions that are applicable everywhere, like Theodor, and also as to the new model, also invented by company officials, and disclosed in this Second Amended Offering Circular, as to infrastructure advances.


In order to better manage all aspects of its government relations efforts, the company will continue to keep their world headquarters in Washington, D.C.




SECTION VIII.


ITEM 7 .


REMUNERATION OF DIRECTORS AND OFFICERS




A . Annual remuneration.


FLR has not yet arrived at the point where it will retain the services of a professional compensation expert to guide us on this issue;


B . Proposed remuneration payments.




FLR has not yet arrived at the point where it will retain the services of a professional compensation expert to guide us on this issue.












33


SECTION IX.


ITEM 8.


SECURITY OWNERSHIP OF MANAGEMENT


AND CERTAIN SECURITYHOLDERS




A . Voting securities and principal holders thereof.


1. By all officers, individually.


David Karre, owns 11,765 common/voting shares of FLR. His shares will be increased in accordance with the dilution formula shown above, and therefore, issuance of more treasury shares.


Mr. Ramos owns no shares, individually, in FLR, but rather his ownership interest is as a majority shareholder in RBC, which is the majority shareholder of FLR.


2 . All officers as a group.


David Karre owns 11,765 common/voting shares in FLR.


3 . each shareholder who owns more than 10% of any class of the issuers securities, including those shares subject to outstanding options, or any person, or entity, owning of record or owning beneficially, if known, 10% or more of the outstanding shares of any class of equity security of the Issuer, in Item 6 D., above:


Rural Broadband Company, Inc., owns 55% of FLR.


Lusosystems, Inc. owns 10% of FLR.


















34
B . Ownership.


1 . Pre-offering shares.


There are no pre-offering shares.


2 . Control votes.


There are no persons who hold or share any voting power either pre-offering, or post-offering.


3 . 10% voting shares.


There are no persons who hold shares or the power to vote shares of 10% or more of any shares, other than direct owners of those shares.


C . Non-voting securities and principal holders thereof.


All shares are common/voting shares.




D . Options, warrants, and rights:


Consistent with the one class/ one price rule there are no options, warrants or rights;


E . List all parents of the issuer, showing the basis of control and as to each parent the percentage of voting securities owned or other basis of control by its immediate parent, if any.


1 . Parent.


Rural Broadband Company, Inc. is the parent and project organizing company for its subsidiaries, which are the operating companies.


RBC owns 55% of FLR;


2 . Basis of control.








35
Majority ownership of shares;


3 . Percentage of shares: 55%.


SECTION X.


ITEM 9 .


 INTEREST OF MANAGEMENT


AND OTHERS IN CERTAIN TRANSACTIONS


Brief description of any transactions during the previous two years or any presently proposed transactions, to which FLR or any of its subsidiaries was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest, naming such person and stating his relationship to the Issuer, the nature of his/her interest in the transaction and, where practicable, the amount of such interest:


A . Any director or officer of the issuer.


All of the officers and directors will have, in the future, material interests in material transactions between FLR and any other companies or persons, and will work to make sure that such material interests with outsiders are in the best interests of FLR;


B . Any nominee for election as a director.


At the present time, there are no nominees for election as a director. Elections were concluded on January 29, 2017. The officers and directors shown in this Second Amended Offering Circular remain in office;


C . Any principal securityholder named in answer to Item 8 A., above.


There are no principal security holders who would hold any material interest in any material transactions that differ from those mentioned in Item 8 A, above;






36








D . If the Issuer was incorporated or organized within the past three years, any promoter of the issuer.


The Issuer was incorporated more than three  years ago;


E . Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of FLR its parent or sister subsidiaries.


Greg Ramos is the brother of Tony Ramos. The two do not share the same house, or live in the same State. There are no relatives or spouses of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of FLR, its parent or any of its sister subsidiaries;




F . Material transactions involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.


The company utilizes the escrow services of attorney, Olekanma A. Ekekwe, in Washington, D.C. The issuer and attorney, Ekekwe, have signed an escrow contract which provides a 1.5% fee, based on the gross deposited amount, plus any administrative costs or expenses. All investor proceeds will be deposited, and therefore subject to lawyer regulatory action in the following account:
Olekanma A. Ekekwe, as Trustee.


        Mr. Ramos, as the New York State authorized dealer, is the transfer agent and the registrar.


There is no trustee under a trust indenture, or any other material transactions.


There are no further similar services.


















37




G . Material transactions or a series of similar transactions, including all periodic installments in the case of any lease or other agreement providing for periodic payments or installments that does not exceed $3.500,000.


There are no material transactions or a series of similar transactions, including all periodic installments in the case of any lease or other agreement providing for periodic payments or installments that do not exceed $3,500,000.00;




H . Where the interest of the specified person arises solely from the ownership of securities of the Issuer and the specified person receives no extra or special benefit not shared on a pro-rata basis by all of the holders of securities of the class.


There are no persons specified whose interest arises solely from the ownership of securities of FLR, and where such specified person receives any extra or special benefit not shared on a pro-rata basis by all holders of securities of the class, the class being common/voting;


I . Material indirect relationships.


1 . there are no material indirect relationships from such persons position as a director of another corporation or organization which is a party to the transaction;


2. there are no material indirect relationships from the direct or indirect ownership by such person and all other persons specified in Item 8, above, individually or in the aggregate, of less than a 10 percent equity interest in another person which is a party to the transaction;


3 . there are no material indirect relationships where the interest of such person arises solely from the holding of an equity interest (including a limited partnership interest but excluding a general partnership interest) or a creditor interest in another person which is a party to the transaction with the Issuer or any of its subsidiaries and the transaction is not material to such other person;








38




4 . there are no material indirect relationships for any material underwriting discounts and commissions upon the sale of securities by FLR where any of the specified persons was or is to be a principal underwriter or is a controlling person, or member, of a firm which was or is to be a principal underwriter;




5. there are no material indirect relationships as to any transaction involving the purchase or sale of assets by or to FLR, its parent or any of its sister subsidiaries, otherwise than in the ordinary course of business, and thus, no cost of the assets to the purchaser and, if acquired by the seller within two years prior to the transaction, or costs thereof to the seller;


6 . there are no material indirect relationships involving any material transactions which involve remuneration from FLR, its parent or any of its sister subsidiaries, directly or indirectly, to any of the specified persons for services in any capacity unless the interest of such persons arises solely from the ownership individually or in the aggregate of less than 10 percent of any class of equity securities of another corporation furnishing the services to the issuer or its subsidiaries;


7 . there are no persons on whose behalf any part of the offering is to be made in a non-issuer distribution, except to the extent that any authorized distributions by third-party sellers, who have not yet been retained, are made.




SECTION XI.


ITEM 10 .


SECURITIES BEING OFFERED






A . Capital stock.


l . title of class: common;








39




2 . dividend rights: FLR has not yet discussed dividends, and plan to do so only in the context of retaining a compensation expert to guide us on this issue;


3 . voting rights: common to all: All shareholders have one vote for each share owned;


4 . liquidation rights:


The company anticipates liquidating some shares of pioneer shareholders, at the asking price. Other shareholders will, also, have shares liquidated, due largely to inactivity in terms of shares for services previously provided. These shareholders represent a small fraction of shares issues, and, in essence, the liquidation will represent payment for service rendered, in some cases, as more than nine years ago, when the original rural broadband applications were made.


Purchased shares are governed by Rule 144, as amended;


5 . preemptive rights:


There are no preemptive rights, and no contracts for any preemptive rights, and thus, the one class / one price format is maintained. In general, however, all shareholders will be issued additional shares with each successive new issue, consistent with their amounts held, and as calculated using the dilution formula shown above;


6 . conversion rights:


There are no conversion rights because there is only one class of stock: common/voting;


7. redemption provisions:


There has been no discussion, yet, as to any redemption of shares, and same will take place upon the retainer of a compensation and shares expert in order to provide guidance;






40




8 . sinking fund provisions:


As there are no bonds being sold in this offering, there are no sinking fund provisions;


9 . liability to further calls or to assessment by the issuer:


There will be no calls or assessments by the Issuer, without further amendment of this Amended Offering Circular.




                B . debt securities are being offered:


There are no debt securities being offered as all shares in the offering are one class/ one price.


C . warrants, rights, or convertible securities:


There are no warrants, rights or convertible securities as all shares are one class/ one price.


                D . cryptocurrency authorization:


Section XV, Item 14, below, explains the manner in which the company may accept cryptocurrency in consideration for payment of shares.


E . Balance sheet[19]:


Assets


Current Assets                2016                        2017
      2018


Cash                        0                        0                        0



Accounts
receivable                0                        0                        0







41


                                2016                        2017
2018


Inventory                0                        0                0



Prepaid
expenses                0                        0                0



Short-term                0                        0                0

investments


Total current assets                0                        0                0



Fixed (long-term) Assets


        Long-term
        investments                0                        0                0




Property,
        plant & equipment
        (less accumulated
        depreciation)                0                        0
0


        Intangible assets        0                        0                0



Total fixed assets                0                        0                0





Other Assets


        Deferred income        0                        0                0



        Other                        0                        0
0


Total Other Assets                0                        0                0





Total Assets                        0                        0                0





42


                                2016                        2017
2018


Liabilities &
Owners Equity


Current Liabilities


        Accounts payable        0                        0                0



        Short-term loans        0                        0                0



        Income taxes
payable        0                        0                0




        Accrued salaries
& wages                0                        0                0



        Unearned
income                0                        0                0



        Current portion
 of long-term
 debt                        0                        0                0



Total current
 liabilities                        0                        0                0





Long-term
Liabilities


        Long-term
debt                        0                        0                0



        Deferred
income
        tax                        0                        0                0





43
                                2016                        2017
2018


Other                        0                        0                0



Total long-term
liabilities                        0                        0                0





Owners Equity


        Owners
investment                0                        0                0



        Retained
earnings                0                        0                0



        Other                        0                        0
0


Total owners
equity                                0                        0
0


Total Liabilities
& Owners
Equity                        0                        0                0





E . Statements of income, cash flows, and other stockholder equity.


Aside from the information provided in this offering circular, there are no other statements of income, cash flows or other stockholder equity.


F . Financial Statements of Businesses Acquired or to be Acquired.


There are no businesses which have been acquired.


Future and long-term planning, for the company calls for the merger and acquisition of companies.




44




SECTION XII.


ITEM 11.


THIRD-PARTY SELLERS


None as of the date of this amendment.




SECTION XIII.


ITEM 12.


COMPLIANCE - FOREIGN INVESTMENT AND
NATIONAL SECURITY ACT OF 2007


All foreign investors shall make a nominal initial deposit into the Company. Such deposit must be made from the institution which will provide any investment funds, must show the name of the investing company, and the full contact information of the sender must be provided.


Upon receipt of such nominal deposit, the information will be turned over to the office of the Foreign Investment and National Security Act of 2007, for clearance.


No investor contracts shall be concluded until such time as the nominal deposit has been cleared, and the above-mentioned due diligence information provided.






























45




SECTION XIV.


 ITEM 13.


ANTI-MONEY LAUNDERING &
REPORTING OF SUSPICIOUS ACTIVITY


The SEC makes public, information that is useful to the company, with respect to anti-money laundering and reporting of suspicious activity. Company officials are guided by such public information, much of which is provided at footnote 20 to this Amended Offering Circular. (delete: has provided guidance with respect to the company protecting itself from money laundering and other suspicious activities by investors.[20]




SECTION XV.


 ITEM 14.


ALTERNATIVE PAYMENT METHODS -


CRYPTOCURRENCY ACCEPTED IN CONSIDERATION
FOR PAYMENT OF SHARES




The company accepts bank wire transfers and certified checks, in payment of shares.


All investor funds go, initially, into the escrow account if paying with U.S. dollars, or into a cryptocurrency seller's escrow account, if paying with cryptocurrency, pending the election by the investor on the 3-day right of withdrawal.


The company is authorized to accept cryptocurrency in consideration for the payment of shares.[21] Investors wishing to pay with cryptocurrency which is readily convertible to cash, such as Bitcoin, Ethereum, and Ripple, will see their cryptocurrency converted to a U.S. dollar figure.


46


For other cryptocurrency, with which an investor may wish to pay for shares, a second 'sell' must be accomplished, in order to arrive at the convertible dollar amount, by which to calculate the actual number of shares to be issued. 'Paired' or 'utility' cryptocurrency is primarily based on Ethereum or Bitcoin Cash cryptocurrency and its price, for purposes of conversion. Such cryptocurrency may, or may not, be not listed on any exchange, but, in any case, if such cryptocurrency is not one that an exchange will liquidate, the two-step liquidation/sale process must occur.


Company officials believe that the best and most efficient manner, and the most transparent for the investor, to accomplish such payment is through a cryptocurrency seller. Such large seller companies already exist, have escrow capability, have conversion capability, and are already affiliated with the major exchanges. Such capability is of a major advantage to the investor.


With such cryptocurrency sellers, the seller will establish an account for the investor, and will provide wallet services. The investor may, then, in private, fund the wallet, either with cash or with cryptocurrency. The seller will obtain the market price of the cryptocurrency, to within 15 minutes of the seller placing the sell order. The seller will place the cryptocurrency onto the exchange, and sell it. The sale proceeds will be placed into the company's wallet, a separate wallet being established for each subscription. Company officials will, then, access that wallet, and transfer the proceeds into the company bank account. The seller will provide to the company and to the investor, its reconciliation sheet, and the amount of shares issues will be based upon the gross figure at the time of the sale that occurred within 15 minutes of the seller placing the sell order.


SECTION XVI.


ITEM 15.

REQUEST FOR CONTINUING QUALIFICATION


Finger Lakes Region Rural Broadband Company, Inc., requests continuing qualification of this offering.






47








SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on December 19, 2018.

By: Anthony E. Ramos, Issuer's Representative


         This offering statement has been signed by the following persons in the capacities and on the dates indicated.


David J. Karre, Vice President - December 19, 2018


Thomas A. Burke, Secretary - December 19, 2018


Olekanma A. Ekekwe, Treasurer - December 19, 2018


        All original signatures are maintained by the company archivist, Attorney, Ekekwe.


































48


________________
[1] Expenses of this Offering Circular are borne exclusively by the Issuer.
[2] 17 CFR 230.253
[3] The minimum for this offering is $5,000.00 and the maximum is $5 million. In other words, a total of $5,000.00 must be received before such proceeds may be used. The funds will be held in escrow, and the company will not have access to such funds, until such $5,000.00 is reached. Further, a total of $5 million is the maximum that may be raised in this offering. At that time, the offering will be closed, and a final report made to the SEC. Pursuant to previously issued qualification by the Attorney General for the State of New York - Investor Protection Bureau, and by operation of law of the New York General Business Law, the Issuer's Representative, Anthony Ramos, is the dealer for the company. As the dealer, Mr. Ramos is authorized to receive offers for subscriptions for the full amount of the offerings. Any offerings for subscriptions could only be consummated, after an offer by an investor, by Mr. Ramos, while he is physically present in New York. This offering is classified as an alternative asset. Pursuant to the Regulations governing JOBS Act, Reg. A, which govern this offering, certain 'sellers' may receive offers for subscriptions. Such sellers may include, but will not be limited to, custodians and other sellers of self-directed IRAs and Solo 401ks. The total amount of offers, which, may be received from sellers, which would be consummated by Mr. Ramos, in New York, is $1,501,501.00.
[4] In U.S. fiat.
[5] No shares offered on account of any securities holders. Escrow fees and costs, including fees for sales where payment is accepted in cryptocurrency, to include escrow, conversion to U.S. dollars, and wallet fees, as well as administrative costs and any bonuses to third-party sellers, shall not affect the number of shares purchased. Third-party seller commissions, and administrative costs associated therewith, shall be deducted from the amount of proceeds for the purchase of shares, and the net amount of said proceeds shall be used to calculate the number of shares to be issued to the subscriber.
[6] The minimum for this offering is $5,000.00 and the maximum is $5 million. In other words, a total of $5,000.00 must be received before such proceeds may be used. The funds will be held in escrow, and the company will not have access to such funds, until such $5,000.00 is reached. Further, a total of $5 million is the maximum that may be raised in this offering. At that time, the offering will be closed, and a final report made to the SEC. Pursuant to previously issued qualification by the Attorney General for the State of New York - Investor Protection Bureau, and by operation of law of the New York General Business Law, the Issuer's Representative, Anthony Ramos, would become the dealer for the company. As the dealer, Mr. Ramos will be authorized to receive offers for subscriptions for the full amount of the offerings. Any offerings for subscriptions could only be consummated, after an offer by an investor, by Mr. Ramos, while he is physically present in the State of New York. This offering is classified as an alternative asset. Pursuant to the Regulations governing JOBS Act, Reg. A, which govern this offering, certain 'sellers,' may receive offers for subscriptions. Such sellers may include, but will not be limited to, custodians and other sellers of self-directed IRAs and Solo 401ks. The total amount of offers, which, may be received from sellers, which would be consummated by Mr. Ramos, in the State of New York, is $1,501,501.00.








[7] Such sellers have been notified of the qualification.
[8] The minimum for this offering is $5,000.00 and the maximum is $5 million. In other words, a total of $5,000.00 must be received before such proceeds may be used. The funds will be held in escrow, and the company will not have access to such funds, until such $5,000.00 is reached. Further, a total of $5 million is the maximum that may be raised in this offering. At that time, the offering will be closed, and a final report made to the SEC. Pursuant to previously issued qualification by the Attorney General for the State of New York - Investor Protection Bureau, and by operation of law of the New York General Business Law, the Issuer's Representative, Anthony Ramos, would become the dealer for the company. As the dealer, Mr. Ramos will be authorized to receive offers for subscriptions for the full amount of the offerings. Any offerings for subscriptions could only be consummated, after an offer by an investor, by Mr. Ramos, while he is physically present in the State of New York. This offering is classified as an alternative asset. Pursuant to the Regulations governing JOBS Act, Reg. A, which govern this offering, certain 'sellers,' may receive offers for subscriptions. Such sellers may include, but will not be limited to, custodians and other sellers of self-directed IRAs and Solo 401ks. The total amount of offers, which, may be received from sellers, which would be consummated by Mr. Ramos, in the State of New York, is $1,501,501.00.
[9] The minimum for this offering is $5,000.00 and the maximum is $5 million. In other words, a total of $5,000.00 must be received before such proceeds may be used. The funds will be held in escrow, and the company will not have access to such funds, until such $5,000.00 is reached. Further, a total of $5 million is the maximum that may be raised in this offering. At that time, the offering will be closed, and a final report made to the SEC. Pursuant to previously issued qualification by the Attorney General for the State of New York - Investor Protection Bureau, and by operation of law of the New York General Business Law, the Issuer's Representative, Anthony Ramos, would become the dealer for the company. As the dealer, Mr. Ramos will be authorized to receive offers for subscriptions for the full amount of the offerings. Any offerings for subscriptions could only be consummated, after an offer by an investor, by Mr. Ramos, while he is physically present in the State of New York. This offering is classified as an alternative asset. Pursuant to the Regulations governing JOBS Act, Reg. A, which govern this offering, certain 'sellers,' may receive offers for subscriptions. Such sellers may include, but will not be limited to, custodians and other sellers of self-directed IRAs and Solo 401ks. The total amount of offers, which, may be received from sellers, which would be consummated by Mr. Ramos, in the State of New York, is $1,501,501.00.






[10] The minimum for this offering is $5,000.00 and the maximum is $5 million. In other words, a total of $5,000.00 must be received before such proceeds may be used. The funds will be held in escrow, and the company will not have access to such funds, until such $5,000.00 is reached. Further, a total of $5 million is the maximum that may be raised in this offering. At that time, the offering will be closed, and a final report made to the SEC. Pursuant to previously issued qualification by the Attorney General for the State of New York - Investor Protection Bureau, and by operation of law of the New York General Business Law, the Issuer's Representative, Anthony Ramos, would become the dealer for the company. As the dealer, Mr. Ramos will be authorized to receive offers for subscriptions for the full amount of the offerings. Any offerings for subscriptions could only be consummated, after an offer by an investor, by Mr. Ramos, while he is physically present in the State of New York. This offering is classified as an alternative asset. Pursuant to the Regulations governing JOBS Act, Reg. A, which govern this offering, certain 'sellers,' may receive offers for subscriptions. Such sellers may include, but will not be limited to, custodians and other sellers of self-directed IRAs and Solo 401ks. The total amount of offers, which, may be received from sellers, which would be consummated by Mr. Ramos, in the State of New York, is $1,501,501.00.


[11] Readers may search: www.sec.gov in order to locate the full offering files. The four companies, including Finger Lakes, the subject of this amended offering circular are: Finger Lakes Region Rural Broadband Company, Inc., SEC file # 10457, Mid-Hudson Region Rural Broadband Company, Inc., SEC file # 10459, Southern Tier Region Rural Broadband Company, Inc., SEC file # 10456, and Western Gateway Region Rural Broadband Company, Inc., SEC file # 10458. For Blue Sky qualification, the Finger Lakes and Western Gateway companies are qualified by the Office of the New York Attorney General. To verify Blue Sky qualification of these companies, readers may contact: George Casey, Analyst / Investment Protection Bureau / Office of the New York Attorney General, George.Casey@ag.ny.gov. The companies originated as rural broadband infrastructure companies, and then expanded to full blockchain companies, worldwide. In 2017, the Finger Lakes and Western Gateway companies were re-qualified as blockchain companies. The companies do not own shares, one in the other, do not commingle funds, or have a controlling interest, one in the other, or among each other.


[12] Significant technology inventions will include the 'Theodor' blockchain operating system, as well as the interactive start page to be integrated into legacy broadband services, as well as mobile components for these. Theodor is the namesake chosen, so as to honor the American pioneer who originated the project that became the transcontinental railroad. Here is the wiki blurb:
"Theodore Dehone Judah (March 4, 1826 November 2, 1863) was an American railroad and civil engineer who was a central figure in the original promotion, establishment, and design of the First Transcontinental Railroad. He found investors for what became the Central Pacific Railroad (CPRR). As chief engineer, he performed much of the land survey work to determine the best route for the railroad over the Sierra Nevada mountains."
Further discussion concerning these inventions are presented below in other sections of this offering circular.
[13] Project builds will be concentrated only in such areas, in order that Federal regulations and laws, governing preemption, may be applied, for an accelerated install process. As the interactive maps are constantly updated, as new area installs are completed, project areas will be defined by referring only to the latest FCC map at https://broadbandmap.fcc.gov/


[14] Source: Florida Administrative Code.
[15]The minimum for this offering is $5,000.00 and the maximum is $5 million. In other words, a total of $5,000.00 must be received before such proceeds may be used. Further, a total of $5 million is the maximum that may be raised in this offering. At that time, the offering will be closed, and a final report made to the SEC. Pursuant to previously issued qualification by the Attorney General for the State of New York - Investor Protection Bureau, and by operation of law of the New York General Business Law, the Issuer's Representative, Anthony Ramos, would become the dealer for the company. As the dealer, Mr. Ramos will be authorized to receive offers for subscriptions for the full amount of the offerings. Any offerings for subscriptions could only be consummated, after an offer by an investor, by Mr. Ramos, while he is physically present in the State of New York. This offering is classified as an alternative asset. Pursuant to the Regulations governing JOBS Act, Reg. A, which govern this offering, certain 'sellers,' upon authorization, may receive offers for subscriptions. Such sellers may include, but will not be limited to, custodians and other sellers of self-directed IRAs and Solo 401ks. The total amount of offers, which, may be received from sellers, which would be consummated by Mr. Ramos, in the State of New York, is $1,501,501.00.








[16] As amended, effective June 19, 2015.
[17] Admitted to practice law in the State of Connecticut.
[18] Admitted to practice law in Washington, D.C., and in the State of Maryland.
[19] Form 1-A, Part F/S (a)(1) & (b)(1)(2) & (3)(A).
[20]
https://drive.google.com/file/d/0BxfFvX3PZFjzTHNnWC12MENNT3c/view?usp=sharing


[21] As is its sister company, Western Gateway Region Rural Broadband Company, Inc.